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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (this "Agreement"), dated as of June 23, 2004, is made by and between Biopure Corporation, a Delaware corporation, having its principal place of business at 11 Hurley Street, Cambridge, MA 02141 (the "Company"), and Mr. Zafiris G. Zafirelis, residing at Harris Avenue, Needham, MA 02192 (the "Executive").

                                    RECITALS

         1. The Company wishes to employ the Executive as the President and Chief Executive Officer of the Company.

         2. The Executive possesses the background, experience and skills to perform as President and Chief Executive Officer of the Company.

         3. The Company has determined that it is essential to enter into an employment agreement having the compensation and benefits herein to induce the Executive to be so employed.

         4. The Executive agrees to accept such employment by the Company on the terms set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive hereby agree as follows.

         1. CERTAIN DEFINITIONS.

                  1.1 "EFFECTIVE DATE" shall mean the date of this Agreement first above written.

                  1.2 "EMPLOYMENT PERIOD" shall mean the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, as further extended in accordance with the provisions of this Section 1.2. The Employment Period (as it may have been extended pursuant to the provisions of this sentence and subject to the provisions of Section 5 below) shall be extended or further extended, as the case may be, without any action by the Company or the Executive, on the first anniversary of the Effective Date and on each subsequent anniversary thereof for an additional period of one year, unless and until either party gives written notice to the other party at least thirty
(30) days in advance of any such anniversary that the Employment Period in effect when such notice is given is not to be extended or further extended, as the case may be.

                  1.3 "BOARD" shall mean the Board of Directors of the Company.

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         2. EMPLOYMENT. Subject to the terms and conditions provided herein, the
Company hereby agrees, during the Employment Period, to employ the Executive as its President and Chief Executive Officer. The Executive hereby agrees to accept such employment during the Employment Period. The Company agrees to nominate the Executive to be a member of the Board and to use its best efforts to cause him to be elected and reelected a member of the Board throughout the Employment Period, said membership to be at all times subject to the provisions of the Company's bylaws as in effect.

         3. EMPLOYMENT DUTIES. During the Employment Period, the Executive shall have such duties and responsibilities as are reasonably assigned to the Executive by the Board and are consistent with his status as President and Chief Executive Officer. The Executive shall take direction from and report to the Board. During the Employment Period, the Executive agrees to devote substantially all of his business attention and time to the business and affairs of the Company and its subsidiaries, and to use the Executive's professional skills to perform faithfully the duties and responsibilities assigned to the Executive under this Section 3. It is expressly understood that (a) the Executive may devote a reasonable amount of time to the management of his investments and affairs and to such industry associations, charitable and civic endeavors as shall not materially interfere with the obligations set forth in the preceding sentence, and (b) with the prior approval of the Board (which shall not be unreasonably withheld and subject to the non-competition provision in Section 9 of this Agreement and to the terms and conditions of the Protection of Company Property Agreement as defined in Section 8 below), the Executive may serve as a member of one or more boards of directors of companies that are not affiliated with the Company. In entering into this Agreement with the Executive, the Board hereby consents (subject to the Protection of Company Property Agreement) to the Executive serving during the Employment Period as a director of MedQuest Products, Inc. ("MedQuest").

         4. COMPENSATION.

                  4.1 BASE SALARY. During the Employment Period, the Company shall pay the Executive a base salary (the "Base Salary") of no less than $250,000 per annum, payable in accordance with the Company's normal payroll practices for senior executives. The Base Salary shall be reviewed at least once each year for increase (but not decrease) by the Board (including through the Compensation Committee of the Board), and if so increased, then such increased amount shall become the Base Salary.

                  4.2 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be eligible to participate in all bonus, short- or long-term incentive plans and programs established by the Board from time to time and in existence on or after the Effective Date for the benefit of senior executives of the Company. The Company and the Executive shall design and implement an annual bonus plan, and it is understood that the Executive's annual target cash bonus shall be no less than 50% of his Base Salary. In addition, the Executive shall receive a one-time bonus of $200,000 if, prior to December 31, 2006, (a) the price per share of Biopure Class A common stock trades above $7.00 for any five (5) trading days within a twenty-day

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trading period or (b) Biopure is a party to an agreement contemplating a merger, consolidation or other business combination transaction, or is the subject of a tender or exchange offer, which values Biopure Class A common stock at or above $7.00 per share. During the Employment Period, the Executive shall be eligible to participate in all savings and retirement plans and programs, as the plan terms allow, maintained by the Company from time to time on or after the Effective Date for the benefit of employees and/or senior executives or employees of the Company. In addition, the Executive shall be eligible to receive annual or periodic awards under the Company's 2002 Omnibus Securities and Incentive Plan (the "Plan") or any other such plan in which senior executives may become eligible to participate from time to time; provided, however, that such awards shall be granted in the sole discretion of the Board, but further provided that, in determining whether the Executive should receive any such annual or periodic awards, the Board shall give great weight to the fact that the Executive's stock options granted under Section 4.5 or any other stock-based award granted to the Executive after the Effective Date were subject to any dilution.

                  4.3 WELFARE BENEFIT PLANS. During the Employment Period and as of the Effective Date, the Executive and/or the Executive's family, as the terms allow, shall be eligible to participate in all welfare benefit plans, programs and arrangements maintained by the Company from time to time on or after the Effective Date for the benefit of senior executives or employees of the Company.

                  4.4 VACATION; FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to five (5) weeks of vacation annually, and any accrued and unused vacation shall be carried over to the next year without any reduction; provided, however, that the maximum carryover on a year-to-year basis shall be five (5) weeks. During the Employment Period, the Executive shall receive such perquisites and fringe benefits as are generally provided to senior executives of the Company in accordance with Company policy. The Executive shall also be reimbursed for reasonable business expenses in accordance with Company policy. Any benefit received by the Executive under this Section 4.4 that is taxed as compensation (other than vacation pay, if any) will be "grossed up" by the Company for all applicable taxes.

                  4.5 INITIAL STOCK OPTION GRANT.

                           (a) As partial consideration for becoming President
and Chief Executive Officer of the Company, the Executive has been granted (i) stock options entitling the Executive to acquire 1,000,000 shares of the Company's Class A common stock at an exercise price equal to the Fair Market Value on the date of grant, with such options to vest over a four-year period in accordance with Biopure's normal vesting schedule for senior executives; (ii) stock options to purchase 500,000 shares of the Company's Class A common stock, at an exercise price equal to 250% of the Fair Market Value on the date of grant, with such options to vest over a four-year period in accordance with Biopure's normal vesting schedule for senior executives; and (iii) stock options to purchase 500,000 shares of the Company's Class A common stock at an exercise price equal to 150% of the Fair Market Value on the date of grant, with such options to vest on the date of the closing of any capital raising transaction that closes on

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or before December 31, 2004. Such options shall be for a term of ten (10) years from the date of grant. The options shall be governed by one or more stock option agreements, the terms of which shall not be inconsistent with this
Section 4.5 and otherwise shall be consistent with the terms of the Plan.

                           (b) The Executive shall forfeit any unvested options
upon termination of employment with the Company for any reason, except as otherwise specifically provided in Section 6.1 or 6.2 of this Agreement or in the options or the plans pursuant to which the options were issued.

                           (c) If there is a Change in Control (as defined in
the Plan as in effect as of the date of this Agreement), then all outstanding unvested stock options held by the Executive as of the date of such Change in Control shall immediately vest as of the date of such Change in Control.

                           (d) "Fair Market Value" shall mean, as of any
specified date, the average of the reported high and low sales prices of the Class A common stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Class A common stock are so reported. If the Class A common stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Class A common stock on the most recent date on which the Class A common stock was publicly traded. In the event Class A common stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

                  4.6 BOARD COMPOSITION. The Company acknowledges the Board's intent to add new independent directors. In filling these positions, the Board and its Nominating Committee will give due consideration to candidates brought to their attention by the Executive.

         5. TERMINATION.

                  5.1 DEATH OR DISABILITY. The Employment Period shall terminate automatically upon the Executive's death. If, during the Employment Period, the Disability (as defined below) of the Executive has occurred, the Company may give to the Executive written notice of its intention to terminate the Executive's employment due to such Disability. The Executive's employment with the Company shall be terminated by the Company on the 60th day after receipt by the Executive of such notice (the "Disability Effective Date"), if, within such sixty (60) day period, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means a physical or mental disability resulting in the inability of the Executive to substantially perform his duties under this Agreement, as set forth in Section 3, with or without reasonable accommodation, during any consecutive six-month period, as determined by a licensed physician mutually selected by the Company and the

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Executive or his legal representative. If the Company and the Executive cannot agree as to the selection of a licensed physician for purposes of making such determination, then each party shall select a licensed physician and these two licensed physicians shall select a third licensed physician who shall make such determination. Nothing in this Section 5.1 is intended to be inconsistent with applicable federal or state law regarding disabilities, if any.

                  5.2 CAUSE.

                           (a) The Company may terminate the employment of the
Executive for Cause by written notice to the Executive. Upon receipt of such written notice, the Executive shall have the right to seek (within ten (10) business days) an opportunity to be heard by the Board, which opportunity the Board shall arrange as promptly and in such format as directors' schedules permit. For purposes of this Agreement, "Cause" shall have the meaning set forth in the Plan in effect as of the date of this Agreement.

                           (b) In the event the Company wishes to terminate the
Executive for breach of this Agreement pursuant to Section 5.2(a), and such breach is capable of being cured, the Company shall provide the Executive with written notice specifying in reasonable detail the services or matters which it contends the Executive has not adequately performed, or the material provisions of this Agreement of which the Executive is in violation and the acts constituting such violation, why the Company has Cause to terminate this Agreement and what the Executive should do to adequately perform his obligations hereunder. If within thirty (30) days of receipt of the notice the Company reasonably believes that the Executive has performed the required services or has modified his performance to correct the matters complained of, the Executive's breach will be deemed cured, and the Executive shall not be terminated. However, if the nature of the service not performed by the Executive or the matters complained of are such that more than thirty (30) days are reasonably required to perform the required service or to correct the matters complained of, then his breach will be deemed cured if the Executive commences to perform such service or to correct such matters within the thirty-day period and thereafter diligently prosecutes such performance or correction to completion in a time frame established by the Company, in its reasonable judgment. If the Executive does not perform the required services or modify his performance to correct the matter complained of within the thirty-day period or the Company-approved extension thereof, the Company shall have the right to terminate this Agreement at the end of the thirty-day period or extension thereof. If the Company, in its reasonable judgment, determines that the Executive's breach of this Agreement pursuant to Section 5.2(a) is not capable of being cured, and in the event of any breach of Section 9 or of any of Sections 1 through 5 of the Protection of Company Property Agreement (hereinafter defined in Section 8), the Company may terminate the Executive immediately for Cause by written notice to the Executive.

                  5.3 WITHOUT CAUSE. During the Employment Period, upon written notice given to the Executive, the Company may terminate the Executive's employment hereunder other than for Cause.

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                  5.4 TERMINATION BY EXECUTIVE FOR GOOD REASON. During the
Employment Period, the Executive may terminate his employment hereunder by written notice for Good Reason. For purposes of this Agreement, "Good Reason" shall mean: (a) the reduction of the Executive's Base Salary or target bonus opportunity without the Executive's prior written consent; (b) the diminution, without his consent, of the Executive's title, authority, duties or responsibilities as specified in Section 3, or the assignment of duties and responsibilities that are inconsistent with his position as President and Chief Executive Officer of a public corporation, or if the Executive reports to anyone other than the Board; (c) the Company requiring the Executive, without his consent, to be based in any office or location other than the Company's headquarters, and such headquarters shall not be located during the Employment Period outside of a 30-mile radius of Cambridge, Massachusetts; (d) the material breach by the Company of any provision of this Agreement which has not been cured within thirty (30) days after a notice of termination has been given by the Executive to the Company; (e) failure by the Board to have elected the Executive to the Board on or before July 1, 2004, the removal of the Executive as a member of the Board or the Executive not being renominated or reelected to the Board during the Employment Period; or (f) failure of the Company to obtain the assumption in writing of its obligations under this Agreement by any successor within thirty (30) days of such succession.

                  5.5 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. During the Employment Period the Executive may terminate employment hereunder by written notice without Good Reason, and such termination shall not be deemed to be a breach of this Agreement.

                  5.6 DATE OF TERMINATION. "Date of Termination" shall mean:

                           (a) if the Executive's employment is terminated by
the Company, other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive in writing of such termination under Section 5.3;

                           (b) if the Executive's employment is terminated by
the Company for Cause, the Date of Termination shall be at the end of the thirty-day cure period or any extension given under Section 5.2;

                           (c) if the Executive's employment is terminated by
the Executive for Good Reason, the Date of Termination shall be the 30th day after written notice of termination is given (provided that the Company has not cured its breach of this Agreement prior to such 30th day);

                           (d) if the Executive's employment is terminated
voluntarily by the Executive other than for Good Reason, the date of termination shall be the date on which the Executive notifies the Company of such termination;

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                           (e) if the Executive's employment is terminated by
reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be; and

                           (f) if the Executive's employment is terminated by
reason of the fact that the Company has not extended the Employment Period under
Section 1.2, the Date of Termination shall be the date the Employment Period ends.

         6. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  6.1 CAUSE, DEATH, DISABILITY OR VOLUNTARILY BY THE EXECUTIVE. If the Executive's employment is terminated by reason of the Executive's death, the Executive's Disability, for Cause by the Company or by the Executive voluntarily (other than for Good Reason), the Executive, or the Executive's legal representative, as the case may be, shall be entitled to receive (a) the Executive's Base Salary through the Date of Termination; (b) any compensation previously deferred by the Executive (together with any accrued interest thereon through the Date of Termination) and not yet paid by the Company, and any bonus earned in the previous year and not yet paid by the Company; (c) any accrued vacation pay through the Date of Termination not yet paid by the Company; and
(d) a pro rata bonus for the year of termination calculated and payable after year-end in accordance with the bonus programs, policies or practices then in place for current senior executives that have been approved by the Board, provided, however that no such pro rata bonus shall be paid to the Executive if his employment is terminated for Cause (such amounts specified in clauses (a), (b), (c) and (d) are hereinafter referred to as the "Accrued Obligations"). Accrued Obligations shall not include other compensation not described in the preceding sentence accrued but not yet paid through the Date of Termination. All such Accrued Obligations except for that specified in clause (d) shall be paid to the Executive or to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days after the Date of Termination. In addition to the foregoing, if the Executive's employment is terminated by reason of the Executive's death or Disability, unvested options granted to the Executive during his employment shall immediately vest. Incentive Stock Options as defined in the Plan shall remain exercisable for ninety (90) days from the Date of Termination, and Non-Qualified Stock Options as defined in the Plan shall remain exercisable for one (1) year from the Date of Termination. In the case of death, the Executive's family shall be entitled to receive any family death benefits provided by the Company to surviving families of senior executives. In the case of the Executive's Disability, the Executive shall be entitled to receive the disability benefits provided by the Company to disabled senior executives.

                  6.2 OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment (other than for Cause, death or Disability), or the Company does not extend the Employment Period under Section 1.2, or the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive, within thirty (30) days after the Date of Termination, the following:

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                           (a) The Company shall pay to the Executive all
Accrued Obligations.

                           (b) The Company shall pay to the Executive in cash a
lump sum equal to (i) twelve (12) months of the Executive's then current Base Salary plus (ii) an amount equal to the total bonus payments made to the Executive during the preceding calendar year (the "Bonus Amount"). If the Executive has not received any bonus payments in the preceding calendar year, then, for the purposes of this Section 6.2(b), the Bonus Amount will be 50% of the Executive's then current annual Base Salary.

                           (c) The Company shall pay its proportionate share of
the cost of the Executive's COBRA continuation coverage for a period of 12 months.

                           (d) Unvested options granted to the Executive during
his employment shall immediately vest. Incentive Stock Options as defined in the Plan shall remain exercisable for ninety (90) days from the Date of Termination, and Non-Qualified Stock Options as defined in the Plan shall remain exercisable for one (1) year from the Date of Termination.

                           (e) The parties recognize and agree that, if the
Company terminates the Executive's employment during the Employment Period other than for Cause, death or Disability or if the Executive terminates his employment during the Employment Period for Good Reason, the actual damages to the Executive would be difficult if not impossible to ascertain and agree that the Executive's sole remedy shall be a right to receive amounts determined and paid in accordance with the provisions of this Section 6.2. The Executive shall not be required to mitigate the amount of any payment provided for in this
Section 6.2 by seeking other employment or otherwise, nor shall any compensation earned by the Executive in other employment or otherwise reduce the amount of any payment provided for in this Section 6.2.

                  6.3 FULL SATISFACTION. The payments actually received, accepted and retained by the Executive (or his legal representatives) under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive (or his legal representatives) may have against the Company which are, in any way related to the employment relationship (including the Executive's hiring) between the Executive and the Company or the termination of that relationship.

                  6.4 OTHER PAYMENTS. Notwithstanding anything to the contrary contained herein (including without limitation Section 6.3), any compensation or benefits, if any, which are vested in the Executive or which the Executive is otherwise entitled to receive under any plan, program or arrangement of the Company before, at or subsequent to the Date of Termination shall be payable in accordance with the terms and provisions of such plan, program or arrangement. Any incentive, savings, retirement, or welfare or fringe benefit plan or program may be changed by the Company in its discretion, provided, however, that such change shall not adversely affect, impair or

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impact the Executive (unless such change is broad-based and applies to all current and former employees of the Company).

         7. TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes or other withholdings as shall be required or permitted to be withheld pursuant to any applicable law or regulation, the operation of any incentive, savings, retirement, or welfare or fringe benefit plan, or by written agreement with the Executive. In addition, if any payment to the Executive would trigger "golden parachute" excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, a gross-up payment will be provided in an amount sufficient to make the Executive whole for applicable excise taxes and all income, employment, additional excise taxes or any interest or penalties with respect to such gross-up payment (the "Gross-Up Payment"). All determinations concerning whether a Gross-Up Payment is due to the Executive and the amount of such Gross-Up Payment will be made by a nationally recognized certified public accounting firm (the "Accounting Firm") selected by the Company and subject to the approval of the Executive, such approval not to be unreasonably withheld. If the Accounting Firm determines that any Gross-Up Payment is due to the Executive, the Company shall pay the required Gross-Up Payment to the Executive or on the Executive's behalf within ten (10) business days after receipt of such determination and calculations. If the Accounting Firm determines that no "golden parachute" excise taxes would be triggered, it will, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any excise tax on the Executive's federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive.

         8. CONFIDENTIAL INFORMATION. The Executive shall execute and deliver to the Company on or prior to the Effective Date an Employee Agreement Concerning Protection of Company Property and the Arbitration of Legal Disputes ("Protection of Company Property Agreement") in the form attached hereto, the terms of which are incorporated herein by reference; provided, however, that to the extent that a term or provision of this Agreement conflicts with any term or provision of the Protection of Company Property Agreement, such term or provision of this Agreement shall prevail over such term or provision of the Protection of Company Property Agreement.

         9. NON-COMPETITION. During the Executive's employment with the Company, and for one year thereafter, the Executive agrees that, without the prior written consent of the Company, (a) the Executive shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity, carry on or engage in, or advise or have any financial interest in any company that carries on or engages in, business in North America which is in competition, with the Business of the Company or its subsidiaries (as defined below); (b) the Executive shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit for employment any person that has been employed by the Company or any of its subsidiaries at any time during the one (1) year period immediately preceding such solicitation, provided, however, that this provision

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does not apply to (i) any employee hired by the Company during the 90-day period following the Effective Date and who was first presented to the Company by the Executive, and (ii) the Executive's personal administrative assistant and/or secretary; and (c) the Executive shall not, on his own behalf or on behalf of any competitor in the Business, solicit or divert the business of any person or entity which was a customer (or a prospective customer) of the Company or any of its subsidiaries at any time during the Executive's employment with the Company or as of the Executive's Date of Termination. The "Business" of the Company or its subsidiaries shall mean the development, manufacture and marketing of oxygen therapeutics for intravenous use in humans or animals. Anything in this Section
9 to the contrary notwithstanding, the Executive may invest in stock, bonds, or other securities of any business in competition with the Business of the Company (but without otherwise participating in such competition with the Company) if his investment does not exceed, in the case of any class of the capital stock of any one issuer, three percent (3%) of the issued and outstanding shares, or, in the case of other securities, three percent (3%) of the aggregate principal amount thereof issued and outstanding. Under no circumstance shall the Executive's membership on the board of directors of MedQuest or on such other boards of directors on which he may serve without violating this Agreement, or what he reasonably believes is the exercise of his fiduciary duties in such capacities, be deemed to violate this Agreement.

         10. INDEMNIFICATION.

                           (a) The Company agrees that if the Executive is made
a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty
(20) days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                           (b) Neither the failure of the Company (including its
Board, independent legal counsel or stockholders) to have made a determination prior to the

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commencement of any proceeding concerning payment of amounts claimed by the
Executive under Section 10(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                           (c) The Company also agrees that if the Executive is
made a party, or is threatened to be made a party, to any action, suit or proceeding by reason of the termination of his employment with his prior employer or his accepting employment with the Company, he shall be indemnified and held harmless by the Company against all cost, expense, liability and loss (including, without limitation, attorney's fees) reasonably incurred or suffered by the Executive in connection therewith.

                           (d) The Company agrees to continue and maintain a
directors and officers' liability insurance policy covering the Executive during the Employment Period and for six (6) years thereafter, provided that the Company or a successor or parent company at such time maintains such insurance for any other current or former director or officer.

         11. PREPARATION OF AGREEMENT. The Company shall, pay all costs (including attorneys' fees) incurred by the Executive in connection with the preparation of this Agreement, the Protection of Company Property Agreement and the term sheet entered into by the parties.

         12. SURVIVAL; INJUNCTIVE RELIEF.

                  12.1 SURVIVAL. The Executive and the Company agree that Sections 8, 9 and 10 of this Agreement and the Protection of Company Property Agreement shall survive the termination of (a) this Agreement, (b) the Employment Period and/or (c) the Executive's employment with the Company. The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach any of the provisions of Section 8 or Section 9 of this Agreement, and, therefore, agrees that the Company shall be entitled to seek injunctive relief to prevent any such breach or threatened breach thereof, and to seek specific performance of the terms of such sections (in addition to any other legal or equitable remedy the Company may have). The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of Section 8 or Section 9 of this Agreement, raise the defense that the Company has an adequate remedy at law.

                  12.2 REASONABLE RESTRICTIONS. All of the provisions of this Agreement, including, without limitation, Sections 8 and 9, are intended by the parties hereto as separate and divisible provisions and if, for any reason, any one of them (or part thereof) is held to be invalid or unenforceable neither the validity nor the enforceability of any other provision (or part thereof) shall be affected thereby. The Executive agrees that the restrictions imposed by
Section 9 are reasonable in scope and duration. The Executive understands that the provisions of Sections 8 and 9 of this Agreement may affect or limit the Executive's ability to earn a livelihood in a business similar to the businesses engaged in by the Company (or any of its subsidiaries), but the Executive nevertheless believes and agrees that the Executive shall receive (or shall have received) sufficient consideration, remuneration and other benefits from the Company to make enforceable the restrictions and limitations contained in Sections 8 and 9 of this Agreement.

         13. JUDICIAL CONSTRUCTION. If for any reason any court of competent jurisdiction shall find the provisions of Section 9 of this Agreement unreasonable in scope or duration, the Executive and the Company agree that the restrictions and limitations contained in Section 9 shall be construed by the court so that they are effective and enforceable to the fullest extent allowed or allowable under the applicable law of any such jurisdiction. It is further agreed by the Executive and the Company that any judicial restraints ordered by any such court in respect of the restrictions and limitations imposed by Section 9 of this Agreement shall be applicable and effective only with respect to the particular jurisdiction in which such order is made.

         14. SUCCESSORS. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other entity or person or transfer all or substantially all of its properties or assets to another entity or person. This Agreement shall inure to the benefit of and be binding upon the Company and to the Executive and their respective successors, executors, administrators, heirs and permitted assigns.

         15. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by facsimile transmission, hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

         If to the Company:         Biopure Corporation
                                    11 Hurley Street
                                    Cambridge, MA 02141

                                    Attn:  Chief Financial Officer

         With a copy to:            General Counsel

         If to the Executive:       Zafiris G. Zafirellis
                                    71 Harris Avenue
                                    Needham, MA 02192

         With a copy to:            Paul Kinsella, Esq.
                                    Ropes & Gray, LLP
                                    One International Place
                                    Boston, MA  02110

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any such notice and communications shall be effective when actually received by the addressee.

         16. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws thereunder. The captions of this Agreement are not part of the provisions hereof and shall not have any force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersedes any prior oral or written agreement between the Company and the Executive. This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the Executive has signed this Agreement and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be signed in its name and on its behalf, all as of the day and year first above written.

                           BIOPURE CORPORATION

                           By:    /s/ Francis H. Murphy
                               ---------------------------------------
                               Name    Francis H. Murphy
                               Title   Chief Financial Officer

                               /s/ Zafiris G. Zafirelis
                               ---------------------------------------
                                       Zafiris G. Zafirelis